SIXTH SUPPLEMENTAL INDENTURE

     This Sixth Supplemental Indenture (the "Sixth Supplemental Indenture") dated as of June 17, 1996, is by and among Players International, Inc., a Nevada corporation (the "Company"); the Guarantors whose names are set forth on the signature pages below, Players Development, Inc., a Nevada corporation; Players Lake Charles, LLC, a Louisiana limited liability company; and First Fidelity Bank, National Association, as Trustee (the "Trustee").

                          WITNESSETH:

     WHEREAS, the Company, certain of the Guarantors and the Trustee have entered into an Indenture dated as of April 10, 1995 (the "Original Indenture"), as supplemented by a First Supplemental Indenture dated as of April 25, 1995, as supplemented by a Second Supplemental Indenture dated as of September 19, 1995, as supplemented by a Third Supplemental Indenture dated as of October 17, 1995, as supplemented by a Fourth Supplemental Indenture dated as of October 24, 1995 and as supplemented by a Fifth Supplemental Indenture dated as of December 18, 1995 in connection with the Company's issuance of 10-7/8% Senior Notes due 2005 (the "Senior Notes");

     WHEREAS, Section 5.20 of the Original Indenture contemplates that each Subsidiary created or acquired after the Issue Date shall become a Guarantor of the Senior Notes and a party to the Original Indenture;

     WHEREAS,  Players Development, Inc. and Players Lake
Charles, LLC (collectively, the "New Subsidiaries") are
Subsidiaries that were created or acquired by the Company after the Issue Date;

     WHEREAS, Players Lake Charles, LLC is the successor to a merger between Players Lake Charles, LLC and Players Lake Charles, Inc. and is executing this Sixth Supplemental Indenture in order to affirmatively evidence the guarantee obligation of Players Lake Charles, Inc., as guarantor under the Original Indenture, assumed by Players Lake Charles, LLC pursuant to such merger;

     WHEREAS, the parties hereto are authorized and deem it necessary and desirable to enter into this Sixth Supplemental
Indenture for the purpose of adding the New Subsidiaries as Guarantors of the Senior Notes; and

     WHEREAS, all acts and things necessary to constitute this Sixth Supplemental Indenture a valid indenture and agreement according to its terms have been done and performed and the parties hereto have duly authorized the execution and delivery of this Sixth Supplemental Indenture and are jointly and severally obligated hereunder.

     NOW, THEREFORE, in consideration of the premises, the parties hereto hereby covenant and agree as follows:

     1. Definitions. All capitalized terms used herein and not otherwise defined shall have the meanings assigned to such terms in the Original Indenture.

     2. New Subsidiaries Guarantee. The New Subsidiaries hereby irrevocably and unconditionally guarantee each Senior Note as provided in Article XIII of the Original Indenture. The New Subsidiaries shall execute and deliver to the Trustee a guarantee in the form of Exhibit A hereto (the "New Subsidiaries Guarantee"). The New Subsidiaries Guarantee shall have the same force and effect as the Guarantee executed and delivered by the Initial Guarantors and endorsed on the Senior Notes.

     3. Parties to the Indenture. Upon execution and delivery of this Sixth Supplemental Indenture, the New Subsidiaries shall become parties to the Original Indenture with the same force and effect as if they were original signatories to the Original Indenture, subject to all the terms and conditions contained therein.

     4. Confirmation of Indenture. Except as amended and supplemented by this Sixth Supplemental Indenture, the Indenture as heretofore supplemented by the First, Second, Third, Fourth and Fifth Supplemental Indentures is ratified and confirmed in all respects.

     5. Governing Law. This Sixth Supplemental Indenture shall be governed by and construed in accordance with the laws of the State of New York.

     6.   Execution in Counterparts.  This Sixth Supplemental
Indenture may be executed in several counterparts, each of which shall be an original and all of which shall constitute one instrument.


     IN WITNESS WHEREOF, the parties hereto have caused this Sixth Supplemental Indenture to be duly executed as of the date first written above.


                              PLAYERS INTERNATIONAL, INC.

                              By:      /s/  Peter J. Aranow
                              Name:  Peter J. Aranow
                              Title:    Executive Vice President,
                                          Chief Financial Officer
and Secretary


                              FIRST FIDELITY BANK, NATIONAL
                               ASSOCIATION, as Trustee

                              By:      /s/  John H. Clapham
                              Name:  John H. Clapham
                              Title:   Assistant Vice President,
                                          Assistant Secretary


                              PLAYERS RIVERBOAT MANAGEMENT, INC.

                              By:      /s/  Peter J. Aranow
                              Name:  Peter J. Aranow
                              Title:    Treasurer


                              PLAYERS RIVERBOAT, INC.

                              By:      /s/  Peter J. Aranow
                              Name:  Peter J. Aranow
                              Title:    Treasurer


                              PLAYERS RIVERBOAT, LLC

                              By:  Players Riverboat Management, Inc.,
                                      member

                              By:      /s/  Peter J. Aranow
                              Name:  Peter J. Aranow
                              Title:    Treasurer

                              SHOWBOAT STAR PARTNERSHIP

                              By: Players Riverboat, LLC,
                                     general partner

                              By: Players Riverboat Management, Inc.,
                                     member

                              By:      /s/  Peter J. Aranow
                              Name:  Peter J. Aranow
                              Title:    Treasurer


                              By:  Players Riverboat Management, Inc.,
                                      general partner

                              By:      /s/  Peter J. Aranow
                              Name:  Peter J. Aranow
                              Title:    Treasurer


                              PLAYERS NEVADA, INC.

                              By:      /s/  Peter J. Aranow
                              Name:  Peter J. Aranow
                              Title:    Treasurer


                              PLAYERS MESQUITE GOLF CLUB, INC.

                              By:      /s/  Peter J. Aranow
                              Name:  Peter J. Aranow
                              Title:    Treasurer


                              PLAYERS MESQUITE LAND, INC.

                              By:      /s/  Peter J. Aranow
                              Name:  Peter J. Aranow
                              Title:    Treasurer


                              PLAYERS INDIANA, INC.

                              By:      /s/  Peter J. Aranow
                              Name:  Peter J. Aranow
                              Title:    Treasurer


                              PLAYERS MICHIGAN CITY, INC.

                              By:      /s/  Peter J. Aranow
                              Name:  Peter J. Aranow
                              Title:    Treasurer


                              PLAYERS MICHIGAN CITY
                              MANAGEMENT, INC.

                              By:      /s/  Peter J. Aranow
                              Name:  Peter J. Aranow
                              Title:    Treasurer


                              PLAYERS BLUEGRASS DOWNS, INC.

                              By:      /s/  Peter J. Aranow
                              Name:  Peter J. Aranow
                              Title:    Treasurer


                              RIVER BOTTOM, INC.

                              By:      /s/  Peter J. Aranow
                              Name:  Peter J. Aranow
                              Title:    Treasurer


                              PLAYERS MARYLAND HEIGHTS, INC.

                              By:      /s/  Peter J. Aranow
                              Name:  Peter J. Aranow
                              Title:    Treasurer


                              SOUTHERN ILLINOIS RIVERBOAT/
                              CASINO CRUISES, INC.

                              By:      /s/  Peter J. Aranow
                              Name:  Peter J. Aranow
                              Title:    Treasurer


                              PLAYERS RIVER CITY, INC.

                              By:      /s/  Peter J. Aranow
                              Name:  Peter J. Aranow
                              Title:    Treasurer



                              PLAYERS SHREVEPORT, INC.

                              By:      /s/  Peter J. Aranow
                              Name:  Peter J. Aranow
                              Title:    Treasurer


                              PLAYERS SHUTTLE, INC.

                              By:      /s/  Peter J. Aranow
                              Name:  Peter J. Aranow
                              Title:    Treasurer


                              PLAYERS MARYLAND HEIGHTS NEVADA, INC.

                              By:      /s/  Peter J. Aranow
                              Name:  Peter J. Aranow
                              Title:    Treasurer

                              PLAYERS HOLDING, INC.

                              By:      /s/  Peter J. Aranow
                              Name:  Peter J. Aranow
                              Title:    Treasurer


                              PLAYERS SERVICES, INC.

                              By:      /s/  Peter J. Aranow
                              Name:  Peter J. Aranow
                              Title:    Treasurer


                              PLAYERS RESOURCES, INC.

                              By:      /s/  Peter J. Aranow
                              Name:  Peter J. Aranow
                              Title:    Treasurer


                              PLAYERS ENTERTAINMENT, INC.

                              By:      /s/  Peter J. Aranow
                              Name:  Peter J. Aranow
                              Title:    Treasurer


                              PLAYERS MH, L.P.

                              By: Players Maryland Heights, Inc.,
general
                                     partner


                              By:      /s/  Peter J. Aranow
                              Name:  Peter J. Aranow
                              Title:    Treasurer


                              PLAYERS LAKE CHARLES RIVERBOAT, INC.

                              By:      /s/  Peter J. Aranow
                              Name:  Peter J. Aranow
                              Title:    Treasurer


                              PLAYERS LC, INC.

                              By:      /s/  Peter J. Aranow
                              Name:  Peter J. Aranow
                              Title:    Treasurer

                              PLAYERS DEVELOPMENT, INC.

                              By:      /s/  Peter J. Aranow
                              Name:  Peter J. Aranow
                              Title:    Treasurer


                              PLAYERS LAKE CHARLES, LLC

                              By: Players Lake Charles Riverboat,
Inc., member

                              By:      /s/  Peter J. Aranow
                              Name:  Peter J. Aranow
                              Title:    Treasurer

                            Exhibit A


                        FORM OF GUARANTEE

          For value received, Players Development, Inc., a Nevada corporation and Players Lake Charles, LLC, a Louisiana limited liability company, hereby unconditionally guarantee to the Holders of the Senior Notes the due and punctual payment, as set forth in the Indenture pursuant to which such Senior Notes and this Guarantee were issued, of the principal of, premium (if any) and interest on such Senior Notes when and as the same shall become due and payable for any reason according to the terms of such Senior Notes and Article XIII of the Indenture.

                              PLAYERS DEVELOPMENT, INC.

                              By:      /s/  Peter J. Aranow
                              Name:  Peter J. Aranow
                              Title:    Treasurer


                              PLAYERS LAKE CHARLES, LLC

                              By: Players Lake Charles Riverboat,
Inc., member

                              By:      /s/  Peter J. Aranow
                              Name:  Peter J. Aranow
                              Title:    Treasurer